UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2017

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX 78701 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 28, 2017, Silicon Laboratories Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $350 million aggregate principal amount of 1.375% Convertible Senior Notes due 2022 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers a 30-day option to purchase an additional $50 million aggregate principal amount of Notes, which the Initial Purchasers exercised in full on March 1, 2017.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

A copy of the Purchase Agreement is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Convertible Notes and the Indenture

The Notes were issued pursuant to an Indenture, dated March 6, 2017 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will be the Company’s general unsecured obligations. The Notes will bear interest semi-annually in cash payable on March 1 and September 1 of each year at a rate of 1.375% per year beginning on September 1, 2017, and will mature on March 1, 2022, unless repurchased, redeemed or converted at an earlier date. The Notes will not be redeemable at the Company’s option prior to March 6, 2020. The Company may redeem all or any portion of the Notes, at the Company’s option, on or after March 6, 2020, if the last reported sale price of the common stock of the Company (“Common Stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period (including the trading day immediately preceding the date on which the Company provides notice of redemption) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest.

The Notes will be convertible at an initial conversion rate of 10.7744 shares of Common Stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $92.81 per share, which represents an approximately 37.5% conversion premium to the closing sale price of $67.50 per share of Common Stock on NASDAQ on February 28, 2017. Prior to the close of business on the business day immediately preceding December 1, 2021, the Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the business day immediately preceding the maturity date, the Notes will be convertible at the option of the holders at any time regardless of these conditions. Upon any conversion, the Notes will be settled in cash, shares of Common Stock, or a combination thereof, at the Company’s election. If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to purchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. In addition, if certain make-whole fundamental changes occur or if the Notes are subject to redemption, the Company will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such make-whole fundamental change or such redemption.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $389.3 million, after deducting discounts, commissions and estimated offering expenses. The Company used $72.5 million of the net proceeds from the offering of the notes to repay in full all amounts outstanding under the Company’s existing credit facility. The remaining net proceeds will be used for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture between Silicon Laboratories Inc. and Wilmington Trust, National Association, as trustee, dated March 6, 2017.

4.2	Form of 1.375% Convertible Senior Note due 2022 (included in Exhibit 4.1).

10.1	Purchase Agreement between Silicon Laboratories Inc. and Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein, dated February 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 6, 2017	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture between Silicon Laboratories Inc. and Wilmington Trust, National Association, as trustee, dated March 6, 2017.

4.2	Form of 1.375% Convertible Senior Note due 2022 (included in Exhibit 4.1).

10.1	Purchase Agreement between Silicon Laboratories Inc. and Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein, dated February 28, 2017.